CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated January 6, 2005 and to the reference to our firm under the headings “ Selected Condensed Consolidated Financial Data” and “Independent Registered Public Accounting Firm” in this Form N-2 registration statement.

ERNST & YOUNG LLP

New York, New York
June 15, 2005